                                                                   EXHIBIT 10.10

                                CS FIRST BOSTON
                               Park Avenue Plaza
                            New York, New York 10055



                                    October 2, 1996

T.A.R. Preferred Mortgage Corporation
19782 MacArthur Blvd. - Suite 250
Irvine, CA 92715

Attention:     Mr. Todd A. Rodriguez
               Chief Executive Officer

Ladies and Gentlemen:

This letter agreement confirms our understanding that T.A.R. Preferred Mortgage Corporation ("Preferred") has engaged CS First Boston Corporation ("CS First Boston"), under the terms set forth herein, to assist Preferred in the structuring and marketing of a program of offerings (the "Offerings") of AAA- or Aaa-rated asset backed securities (the "Securities") evidencing ownership of, or secured in whole or in part by, closed end first or second home equity mortgages (the "Loans") originated or purchased by Preferred, and Preferred has agreed to enter into a Repurchase Facility, as defined herein, with CS First Boston Mortgage Capital Corp. ("CS First Boston Mortgage", and each of CS First Boston and CS First Boston Mortgage, a "CSFB Entity").

Capitalized terms not defined in this letter agreement shall have the meanings set forth in the Master Repurchase Agreement between Preferred and CS First Boston Mortgage dated October 2, 1996 (the "Master Repurchase Agreement").

1.   Terms of Assignment
     -------------------

     As of the later of (a) the MLI Release Date (as defined below) or (b) October 2, 1996 (such later date the "Start Date"), Preferred hereby appoints CS First Boston as Preferred's exclusive lead agent, lead underwriter or financial advisor, as the case may be, in connection with the structuring and marketing of the Offerings during the period commencing on the Start Date and ending on December 31, 1997 (the "Exclusive Period"). CS First Boston accepts such appointment, subject to all terms and conditions of this letter. Preferred agrees to (x) cause at least $400 million of public (or, if specified by CS First Boston, private placement) Offerings of Securities to be underwritten by CS First Boston during the Exclusive Period and (y) use commercially reasonable efforts to cause at least an additional $400 million to be so underwritten, and if such additional amount shall not be so underwritten during the Exclusive Period, to use commercially reasonable efforts to cause any shortfall in such additional amount to be so underwritten as soon as practicable in 1998. Preferred and CS First Boston shall enter into an underwriting agreement, in respect of Offerings pursuant to a Preferred shelf registration statement or public offerings made otherwise, in respect of each Offering (the "Underwriting Agreement") or, if specified by CS First Boston a placement agent agreement (the "Placement Agent Agreement"). The terms of the Placement Agent Agreement or Underwriting Agreement, as the case may be, in respect of each Offering shall supersede those in this letter agreement.

     As part of its engagement, CS First Boston will undertake such of the following as are appropriate under the circumstances:

     (i)   advise Preferred in the structuring and rating of each Offering;
     (ii) assist Preferred with the systems development relating to the Offerings;
     (iii) assist Preferred and their lawyers in drafting the appropriate documents;
     (iv)  make arrangements for the selection and appointment of a trustee;
     (v) in conjunction with Preferred's accountants, assist Preferred in evaluating the accounting and tax implications of the Offerings;
     (vi) advise on the merits of obtaining a rating on the securities and accordingly, assist with the ratings process; and
     (vii) market and place or underwrite the Offerings.

     Notwithstanding anything herein to the contrary, CS First Boston shall have no obligation, expressed or implied, to underwrite or act as placement agent for the Offerings if, in its sole good faith judgment, (a) given the prevailing circumstances, CS First Boston would be exposed to unacceptable risk or (b) CS First Boston is not satisfied with the results of CS First Boston's due diligence review or (c) the parties fail to agree on documentation satisfactory to CS First Boston. CS First Boston shall notify Preferred as soon as possible of any determination not to underwrite or act as placement agent, in which case Preferred shall be free to securitize the offering in the manner and with the underwriter or placement agent it selects at its sole discretion, and no fees or expenses shall be due CS First Boston in regard to the offering to which it declines to act as underwriter or placement agent. In the event that CS First Boston declines to act as placement agent or underwriter for an Offering, Preferred will not be required to grant CS First Boston the underwriting compensation referenced in Section 2 in respect of such specific Offering, and this letter agreement shall be thereafter subject to termination by Preferred pursuant to, and to the extent provided in, Section 9.

     The aggregate proceeds of the sale of Securities (the "Securitization Proceeds") for each Offering will be applied, first, to repay CS First Boston Mortgage the Repurchase Price with respect to those Purchased Securities (as defined in the Master Repurchase Agreement) which are the subject of the Offering, plus any other amounts then due and payable under the facility provided under the Master Repurchase Agreement (the "Repurchase Facility"). The obligation of Preferred to pay the Repurchase Price and any other amounts due under the Repurchase Facility is a general obligation of Preferred and shall not be limited in the event that the Securitization Proceeds are insufficient to fund such repayment.

2.   MLI Release Date; Underwriting Compensation
     -------------------------------------------

     Preferred has furnished CS First Boston Mortgage with a copy of its February 16, 1996 letter agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLI") and hereby represents and warrants to the CSFB Entities that MLI has breached such agreement and related agreements in such manner that Preferred is entitled to withhold its performance under, and terminate, such letter agreement provided, however, that, because of the expense of litigation Preferred does not undertake to either guaranty any result of litigation or to pursue or defend any litigation on the matter. Preferred further represents and warrants to the CSFB Entities that (a) there are no other agreements with MLI other than such February 16 letter agreement that would limit, restrict or conflict with CS First Boston's ability to exclusively underwrite the Securities as contemplated hereby; (b) there no other such agreements with any other person or entity;
     (c) the information contained in the memorandum to Preferred of its counsel, David H. Sands, dated October 2, 1996 regarding Preferred's agreements with MLI, a copy of which was furnished to CS First Boston, is true, correct and complete in all material respects; (d) other than the CSFB Entities, no person or entity, including without limitation MLI, has been granted the exclusive right to either purchase or finance (under a repurchase arrangement or otherwise) the mortgage loan inventory of Preferred (or any portion thereof or interest therein), except that the February 16 letter agreement gives MLI the exclusive right to purchase or place (but not to finance) mortgage loans to be sold to third parties (other than MLI and its affiliates) subject to retained servicing by Preferred, but such right does not apply to loans sold by Preferred on a "servicing released" basis even if pursuant to such sale Advanta Mortgage Corp. U.S.A. (or another servicer engaged by Preferred) is retained as servicer by the buyer of such loans; and (e) Preferred has delivered to MLI the demand letter attached hereto as Exhibit A and the notice letter attached hereto as Exhibit B. Preferred agrees to indemnify and hold harmless each CSFB Entity against any and all losses, claims, damages, liabilities or expenses, including (without limitation) legal fees and expenses, joint or several, to which they may become subject, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon a breach of the representations and warranties contained in clauses (a) through (e) of this paragraph. Preferred shall use commercially reasonable efforts from the date hereof through December 29, 1996 to obtain as soon as practicable release or termination by MLI of all obligations existing under the February 16 letter agreement (such release or termination to be reasonably satisfactory to CS First Boston, provided, however, that it need not apply or refer to this letter agreement or either CSFB Entity) and to promptly deliver to CS First Boston evidence of such release or termination (the date on which such evidence is furnished to CS First Boston, the "MLI Release Date"). In the event that the MLI Release Date does not occur, CS First Boston Mortgage shall have the option to purchase, under the terms and conditions of the Mortgage Loan Purchase Agreement dated August 1, 1996, Mortgage Loans that are included in the Repurchase Facility from time to time.

     Preferred will pay to CS First Boston promptly upon the closing of each Offering during the Exclusive Period, a placement fee or underwriting discount (as appropriate) equal to the product of (a) the applicable Underwriting Fee Percentage multiplied by
     (b) the aggregate amount of the Securities (other than Residuals, as defined herein) sold pursuant to Offerings (the "Underwriting Fee"). The Underwriting Fee Percentage with respect to each Offering shall be one-half of one percent (0.50%) for Offerings of Securities of $200 million principal amount or greater, and shall be five-eighths of one percent (0.625%) for Offerings of Securities of less than $200 million. In the event that less than $400 million of Securities is underwritten by CS First Boston during the Exclusive Period, Preferred shall pay to CS First Boston on or before December 31, 1997 five-eighths of one percent of the amount of the shortfall. In addition, in the event that both (x) the MLI Release Date has occurred and (y) as of December 31, 1998 less than $800 million of Securities has been underwritten by CS First Boston pursuant to this letter, Preferred shall pay to CS First Boston on or before such date five-eighths of one percent of the amount of the shortfall. It is understood that such fees shall be earned by CS First Boston whether or not "commercially reasonable efforts" were made by Preferred pursuant to
     Section 1.

3.   Expenses
     --------

     Preferred shall pay all reasonable costs and expenses arising from the preparation for and execution of the Offerings (unless such Offering does not close because of any event described in the third paragraph of Section
     2) including but not limited to the fees and disbursements of legal counsel (including CS First Boston's counsel and investor's counsel in any private placement, if retained) rating agency fees, credit enhancement fees, SEC registration fees (or equivalent ratable fees of a CS First Boston affiliate in lieu thereof if such affiliate's shelf registration is utilized), auditors' fees, due diligence expenses and trustee fees. It is understood and agreed that Preferred may require that the parties incurring or charging such costs and expenses agree in advance that they are payable or reimbursable by Preferred only to a specified reasonable extent or cap.

4.   Information
     -----------

     (a) Preferred will furnish CS First Boston with all financial and other information concerning Preferred as CS First Boston deems reasonably appropriate in connection with the performance of the services contemplated by this letter and in that connection will provide CS First Boston with reasonable access during normal business hours to Preferred's officers, directors, employees, accountants, and other representatives. Preferred acknowledges and confirms that CS First Boston (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it, (ii) assumes no responsibility for the accuracy or completeness of such information and (iii) will not make any appraisal of any assets of Preferred.

     (b) Preferred will be solely responsible for the contents of the private placement memorandum or other offering document used in connection with the placement of the Securities contemplated hereby (as such private placement memorandum or other document may be amended or supplemented and including any information incorporated therein by reference, the "Private Placement Memorandum") and any and all other written communications provided by, or authorized to be provided on behalf of, Preferred to any actual or prospective purchaser of the Securities except to the extent such contents of the Private Placement Memorandum are provided by CS First Boston in writing expressly for use in the Private Placement Memorandum and provided that any statistical, tabular or similar information, including computer runs, initially prepared by or on behalf of CS First Boston (but as to which CS First Boston is not taking responsibility in the PPM) shall have been verified by Preferred's independent public accountants. Preferred represents and warrants that the Private Placement Memorandum and such other written communications will not, as of the date of the offer or sale of the Securities or the closing date of any such sale, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided however that such representation and warranty will not cover information provided in writing by CS First Boston for use specifically in such Private Placement Memorandum. Preferred authorizes CS First Boston to provide the Private Placement Memorandum to prospective purchasers of the Securities. If at any time prior to the completion of the offer and sale of the Securities an event occurs as a result of which the Private Placement Memorandum (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Preferred will promptly notify CS First Boston of such event and CS First Boston will suspend solicitations of prospective purchasers of the Securities until such time as Preferred shall prepare (and Preferred agrees that, if it shall have notified CS First Boston to suspend solicitations after Preferred has accepted orders from prospective purchasers, it will promptly prepare) a supplement or amendment to the Private Placement Memorandum which corrects such statement or omission.

          Preferred agrees to indemnify and hold harmless CS First Boston and each person who controls CS First Boston within the meaning of either the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, suffered or incurred which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in any revision or amendment thereof or supplement thereof or arise out of or are based upon the omission or alleged omission to state in the Private Placement Memorandum or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in the Private Placement Memorandum or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that Preferred
                                              --------  -------
          shall not be liable to CS First Boston or any person who controls CS First Boston to the extent that any misstatement or alleged misstatement or omission or alleged omission was made in reliance upon and in conformity with the information provided in writing to Preferred by CS First Boston specifically for inclusion in the Private Placement Memorandum. This indemnity agreement will be in addition to any liability which Preferred may otherwise have.

     (c) All non-public information provided by Preferred to CS First Boston will be used solely in the course of the performance of the above-mentioned services, and will be treated confidentially. Except as otherwise required by law, CS First Boston will not disclose this information to any third party other than its own counsel without Preferred's prior written consent.

     (d) All financial data and other documentation prepared by CS First Boston in connection with the transactions contemplated hereby (including, without limitation, any computer models, cash flow analyses, and any documentation prepared by counsel for CS First Boston) shall be proprietary to CS First Boston. Except as otherwise required by law, neither Preferred, any Preferred affiliate, nor any person acting on behalf of any of them (including, without limitation, counsel and the independent accountants to Preferred) shall disseminate, distribute, or otherwise make available such data or documentation without CS First Boston's prior written consent (other than Preferred making such data available to any Preferred affiliate, its counsel or its independent accountants, in each case on a need-to-know basis). This paragraph shall in all cases be subject to and limited by the confidentiality obligations of CS First Boston contained in the immediately preceding paragraph.

     This paragraph 4 shall survive termination of this agreement.

5.   Exemption from Registration; Restrictions on Offer and Sale of Same or
     ----------------------------------------------------------------------
     Similar Securities
     ------------------

          It is understood that, unless Preferred and CS First Boston agree otherwise, the offer and sale of the Securities will be made under an exemption from the registration requirements of the Act, pursuant to
          Section 4(2) thereof. Preferred has not made and will not make, directly or indirectly, any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of Securities contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Act provided for in such Section 4(2) (unless the parties are not relying on such exemption). As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

6.   Additional Restrictions
     -----------------------

     In connection with all private offers and sales of the Securities pursuant to an exemption from registration under the Act:

     (a) Preferred will not offer or sell the Securities by means of any form of general solicitation or general advertising that would violate the exemption from registration under section 4(2) of the Act. Preferred will not at any time during the term of this engagement, or for a period of six months following completion of the placement of Securities contemplated hereby, make any reference publicly to the transactions contemplated hereby, by way of the issuance of a press release, the placement of an advertisement or otherwise that would violate the exemption from registration under the Act pursuant to
          Section 4(2), without the prior consent of CS First Boston which consent shall not be unreasonably withheld or delayed.

     (b) Neither Preferred nor CS First Boston will offer or sell the Securities to any person who is not an "accredited investor" as defined in Rule 501 under the Act or a "qualified institutional buyer" as defined under Rule 144A under Act.

     (c) Preferred and CS First Boston will exercise reasonable care to ensure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act.

     (d) Preferred will not make any Form D or other filings with the Securities and Exchange Commission with respect to the offer and sale of the Securities without CS First Boston's prior written consent.

     (e) Preferred will cause to be delivered to CS First Boston the same opinions of counsel and accountants' letters that it provides to purchasers of the Securities.

     (f) Preferred shall be deemed to make to CS First Boston all representations and warranties which Preferred makes to purchasers of Securities in any purchase agreement or other documents.

7.   Compliance with State Securities Laws
     -------------------------------------

     Preferred will take such action as is necessary to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions of the United States as CS First Boston may specify.

8.   Indemnification
     ---------------

     Because CS First Boston will be acting on behalf of Preferred in connection with the engagement of CS First Boston hereunder, Preferred has entered into a separate letter agreement (the "Indemnification Agreement") providing for the indemnification by Preferred of CS First Boston and certain related persons and entities.

9.   Termination
     -----------

     (a) No termination of CS First Boston's engagement hereunder shall affect Preferred's obligations under the Indemnification Agreement.

     (b) In the event that (i) either CS First Boston Mortgage or the Designated Affiliate, as defined herein, shall breach any of its obligations in a material respect under, or terminate without cause, any Facility Agreement, as defined herein, (ii) CS First Boston Mortgage unreasonably withholds its consent to a change in Preferred's loan origination, underwriting or acquisition guidelines, or (iii) CS First Boston Mortgage exercises its right of either Unilateral Termination or Illiquidity Termination (each as defined below) of the Master Repurchase Agreement (any such event described in clauses (i), (ii) or (iii), subject in the case of clause (i) to the ten-day cure period referred to below, a "Warrant Call Event") then, provided an Event of Default of Seller shall not have occurred and be continuing, Preferred shall be entitled to terminate this letter agreement without obligation or liability upon at least ten days' prior written notice to CS First Boston unless any such breach is cured within such period.

     (c) No termination by Preferred of CS First Boston's engagement hereunder other than as discussed in Section 2 of this letter agreement, Section 9(b) of this letter agreement or for material cause shall affect Preferred's obligation to pay fees to CS First Boston agreed in section 2 of this letter in respect of the remaining amount of Offerings.

     (d) Subject to subparagraphs (a) and (b), the engagement of CS First Boston hereunder (i) may be terminated at any time, with or without cause, by either Preferred or CS First Boston, upon prior written notice to the other of ten days and (ii) shall terminate, in any event, upon completion of the Exclusive Period.

10.  Repurchase Facility
     -------------------

     CS First Boston Mortgage shall provide Preferred during the Exclusive Period with the Repurchase Facility upon the terms and conditions provided for in this Section 10, Section 11 hereof and in the Master Repurchase Agreement and the Custody Agreement, as defined therein (this Section 10,
     Section 11 hereof the Master Repurchase Agreement and the Custody Agreement, collectively, the "Facility Agreements"). The Facility Agreements shall constitute the entire agreement between the parties with respect to the transactions contemplated by this Section 10.

     The Repurchase Facility available to Preferred shall be in an amount not less than $100,000,000 of outstanding principal balance of Mortgage Loans and $60 million aggregate Market Value of Residuals (as defined in Section
     11) at any time; provided,
                      --------
     however, that CS First Boston Mortgage shall not be obligated to purchase,
     -------
     on any given Purchase Date, Mortgage Loans either (a) having an aggregate unpaid principal balance in amount less than $5,000,000 or (b) more frequently than twice per calendar week; and provided, further that CS
                                                  --------  -------
     First Boston Mortgage may (i) refuse to purchase or (ii) require Preferred to immediately repurchase any Mortgage Loan offered for sale under the Master Repurchase Agreement if CS First Boston Mortgage has reason to believe in good faith either that such Mortgage Loan fails to comply in a material respect with the requirements of the Facility Agreements or that, taking into account the Mortgage Loans then subject to the Repurchase Facility, such Mortgage Loan would not be eligible for a securitization of such Mortgage Loans without unreasonable credit enhancement. The Purchase Price for the Mortgage Loans shall be 95% of Market Value.

     CS First Boston Mortgage shall be entitled to cease to purchase Mortgage Loans and/or Residuals (including Mortgage Loans previously purchased) if
     (i) the Master Repurchase Agreement is terminated pursuant to its terms,
     (ii) CS First Boston Mortgage is entitled to exercise its remedies in accordance with Paragraph 11 of the Master Repurchase Agreement, or (iii) a Facility Termination Event (as defined below) occurs, or (iv) CS First Boston Mortgage determines that unilateral termination (a "Unilateral Termination") by it of the Master Repurchase Agreement is reasonable under the circumstances, taking into consideration, among other things, the volatility or illiquidity of the market for the Mortgage Loans or securities backed thereby, the extent and nature of any event which is, or with notice or passage of time would become, a Facility Termination Event (as defined below), or the availability of financing to CS First Boston Mortgage;

     CS First Boston Mortgage shall have the right to terminate its obligations under this Section 10 and CS First Boston Mortgage shall no longer be obligated to make purchases under this Section 10 and may accelerate the Repurchase Date for all Mortgage Loans and/or Residuals then subject to repurchase by Preferred as provided in the Master Repurchase Agreement, immediately upon the occurrence of a Facility Termination Event (as defined herein) irrespective of whether the Master Repurchase Agreement specifIcally so provides with respect to a Facility Termination Event.
     Upon such termination, CS First Boston Mortgage may utilize any remedy provided for in the Facility Agreements. A Facility Termination Event (a "Facility Termination Event") shall include any one or more of the following:

     (a) the judgment by CS First Boston Mortgage in good faith that a material adverse change has occurred with respect to the business, properties, assets or condition (financial or otherwise) of Preferred or the Servicer; provided, however, that in the case of any such material adverse change as described above with respect only to the Servicer, such Facility Termination Event shall only be applicable until a successor Servicer acceptable to CS First Boston Mortgage has become the Servicer, and shall not give CS First Boston Mortgage the right to terminate such obligations (absent a resulting material adverse change to the business, properties, assets or condition of Preferred or a failure by Preferred to appoint such successor within 45 days and transfer such servicing within an additional 45 days);

     (b) CS First Boston Mortgage shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of Preferred and such information and/or responses shall not have been provided within three business days of such request;

     (c) Either (i) a change in control of Preferred shall have occurred other than in connection with and as a result of the issuance and sale by Preferred of registered, publicly offered common stock, the issuance of employee stock options of up to 12%, or the issuance of the Warrants (as defined below); or (ii) Mr. Todd A. Rodriguez, currently acting in the capacity of chief executive officer of Preferred, ceases to be employed by Preferred and functioning in such capacity;

     (d) There is (i) a material breach by Preferred of any representation and warranty contained in the Master Repurchase Agreement, other than a representation or warranty relating to particular Mortgage Loans, and CS First Boston Mortgage has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by Preferred or (ii) a failure by
                                                        --
          Preferred to make any payment (or transfer of Additional Purchased Securities) payable (or required to be transferred) by it under the Facility Agreements or (iii) any other failure by Preferred to observe
                              --
          and perform in any material respect its material covenants, agreements and obligations with CS First Boston Mortgage, including without limitation those contained in the Facility Agreements, and CS First Boston Mortgage has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by Preferred;

     (e) There occurs a catastrophic event or events resulting in the effective absence of a "repo market" for a period of thirty (30) consecutive days respecting mortgage loans and/or Residuals and the same results in CS First Boston Mortgage not being able to finance any purchase through the repo market with CS First Boston Mortgage's traditional repo counterparties (an "Illiquidity Termination");

     (f) Preferred, without the prior written consent of CS First Boston Mortgage (which shall not be unreasonably withheld), amends its loan origination or acquisition guidelines or practices;

     (g) With respect to the Mortgage Loans which are held by CS First Boston Mortgage pursuant to the Facility Agreements (i) Mortgage Loans constituting more than 1% (when measured by aggregate unpaid principal balance) of all such Mortgage Loans held by CS First Boston Mortgage experience annualized net losses, and (ii) Mortgage Loans constituting more than 4% (when measured by aggregate unpaid principal balance) of all such Mortgage Loans held by CS First Boston Mortgage are more than sixty (60) days delinquent as to a scheduled payment of principal and interest.

     Notwithstanding any other provision of this Section 10, any grace or notice period provided herein in respect of a notice to be given or action to be taken by CS First Boston Mortgage may be shortened or eliminated by CS First Boston Mortgage if, in its sole good faith discretion, it is unreasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Loans or other Securities involved, the extent and nature of any Facility Termination Event (or events which with the giving of such notice and passage of time would constitute Facility Termination Events) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

CS First Boston Mortgage's obligations hereunder with respect to a Purchase Date are all subject to each of the following conditions:

     I.   At or prior to the first Purchase Date:

          (a) a blanket UCC financing statement acceptable to CS First Boston Mortgage, suitable for filing in the jurisdiction in which Preferred's principal place of business is located, and identifying CS First Boston Mortgage as the secured party and all Mortgage Loans to be Purchased by CS First Boston Mortgage hereunder as collateral, shall have been filed by Preferred and evidence of such filing to CS First Boston Mortgage;

          (b) there shall have been delivered to CS First Boston Mortgage such favorable opinion or opinions of counsel and a certificate of the secretary of Preferred, in each case as are reasonably requested by CS First Boston Mortgage; and

          (c) there shall have been delivered to CS First Boston Mortgage a Servicing Agreement and a fully executed Assignment, Assumption and Recognition Agreement with respect thereto (the "Assignment"), each in form acceptable to CS First Boston Mortgage.

     II.  In the case of each Purchase Date:

          (a) there shall have been delivered to CS First Boston Mortgage a Trust Receipt with a Mortgage Loan Schedule attached;

          (b) Preferred shall have, if requested by CS First Boston Mortgage, disclosed information satisfactory to CS First Boston Mortgage regarding the amounts (balances, credit limits, etc.), scheduled maturities and termination provisions of, and creditors under, all outstanding credit facilities and debt of Preferred reflected in its financial and accounting records; and

          (c) Preferred shall have provided to CS First Boston Mortgage such other documents which are then required to have been delivered under the

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

               Facility Agreements or which are reasonably requested by CS First Boston Mortgage, which other documents may include another UCC financing statement, another favorable opinion or opinions of counsel with respect to matters which are reasonably requested by CS First Boston Mortgage, and/or an officers' or secretary's certificate from Preferred.

11.  Additional Collateral
     ---------------------

     In connection with entering into a particular Placement Agent Agreement or Underwriting Agreement pursuant to this letter, Preferred may require CS First Boston Mortgage or an affiliate (the "Designated Affiliate") to undertake to enter into reverse repurchase transactions under a Master Repurchase Agreement with CS First Boston (Hong Kong) Limited substantially in the form annexed hereto as Exhibit C for the balance of the Exclusive Period with respect to a maximum of $60 million of Market Value, as determined in good faith by CS First Boston, of certain interest-only or REMIC residual securities (collectively, "Residuals") backed by the related Mortgage Loans and retained by Preferred in connection with the related Offering. It is understood that such an Offering must have been underwritten by CS First Boston. The provisions of Section 10 shall be applicable to such undertaking, provided, however, that (i) the Pricing Rate shall be LIBOR plus 325 basis points; (ii) the Buyer's Margin Amount percentage will be 200%; (iii) there will be rolling 30-day Repurchase Dates; (iv) a UCC financing statement reasonably acceptable to CS First Boston, describing the particular Purchased Securities as collateral, will be filed; and (v) references to CS First Boston Mortgage in Section 10 shall be deemed as applicable to refer to CS First Boston (Hong Kong) Limited. This Section 11 shall cease to be applicable whenever the outstanding aggregate Market Value of the Residuals then the subject of Transactions is $60 million.

12.  General
     -------

     CS First Boston agrees to perform its duties and responsibilities hereunder with the exercise of such standard due care as is customary for similarly situated investment banking firms. Other than the Master Repurchase Agreement, the Custody Agreement, that certain Fee Agreement letter dated August 20, 1996 and those certain common stock warrants evidenced by that certain Warrant No. 1 issued as of the date hereof by Preferred to CS First Boston Mortgage (the "Warrants"), to the extent that each party hereto has executed the same, this letter and the Indemnification Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supersede and take precedence over all prior agreements or understandings, whether oral or written, between CS First Boston and Preferred with respect to the subject matter hereof.

     It is understood and agreed that the sale and delivery by Preferred of Mortgage Loans pursuant to the Repurchase Facility does not satisfy in whole or in part the obligations of Preferred under the Purchase Price and Terms Letter dated June 27, 1996 or the related purchase agreement to be dated August 30, 1996 with respect to whole loans sales.

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

     The invalidity or unenforceability of any provision of this letter shall not affect the validity or enforceability of any other provisions of this agreement or the Indemnification Agreement, which shall remain in full force and effect.

     This letter agreement may not be amended or modified except in writing signed by each of the parties hereto.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

We are delighted to accept this engagement and look forward to working with you on the foregoing. Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies. The letter signed by you shall constitute a binding agreement between us as of the date first above written.

Yours sincerely,


By:_________________________
Name:_______________________
Title:______________________



CS FIRST BOSTON MORTGAGE CAPITAL CORP.


By:_________________________
Name:_______________________
Title:______________________



ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

T.A.R. PREFERRED MORTGAGE CORPORATION


By:_________________________
     Todd A. Rodriquez
Title:  Chief Executive Officer

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                                   EXHIBIT A

Notice to Merrill Lynch of the intention of PMC to terminate the agreement set forth in the Engagement letter and the underlying Repurchase Agreement date February 16, 1996.

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